Exhibit 10.3

AMENDED AND RESTATED STOCK PLEDGE AGREEMENT

This Amended and Restated Stock Pledge Agreement is entered into and made effective as of January __, 2014, between (i) Sitel Operating Corporation (the “Secured Party” or “SITEL”), a Delaware corporation; and (ii) David Garner (the “Pledgor”). The Secured Party and the Pledgor may hereinafter be referred to individually as a “Party” and collectively, as “Parties.”

Recitals

A.    Emory Enterprises, LLC (“Emory”) entered into an Amended and Restated Promissory Note of even date herewith in the original principal amount of $812,969.67 (the “Amended and Restated Note”), which amended, restated and increased the principal amount of an original Promissory Note made February 13, 2013, in the original principal amount of $187,501.61 (the “Original Note”), and Pledgor, the sole member of Emory, guaranteed Emory’s obligations under the Amended and Restated Note (the “Secured Obligations”).

B.    As consideration for deferring the payment of the Secured Obligations pursuant to the Original Note and the Amended and Restated Note, the Secured Party has required that the Pledgor enter into this Agreement in order to secure the payment and performance of the Secured Obligations.

THE PARTIES, INTENDING TO BE LEGALLY BOUND, AGREE AS FOLLOWS:

1.    Grant of Security Interest.

(a)    As security for the faithful performance of the terms of this Agreement and to ensure the availability for delivery of the Pledged Shares (as defined below) upon exercise of the right to possession of the Pledged Shares upon an Event of Default as herein defined, the Pledgor agrees to deliver to and deposit with the Secured Party stock assignments duly endorsed (with date and number of shares left blank) in form satisfactory to the Secured Party, together with the certificate or certificates evidencing the Pledged Shares.

(b)    The Pledgor hereby grants to the Secured Party a security interest in all of Pledgor’s right, title and interest in and to the shares of the common and preferred stock of SITEL Worldwide Corporation (“Parent”) described on EXHIBIT A hereto as well as in and to any capital stock of Parent heretofore acquired by Pledgor (the “Pledged Shares”). The Pledgor further grants to the Secured Party a security interest in any stock rights, rights to subscribe, liquidating dividends, dividends paid in stock, new securities, or any other property to which the Pledgor is or may hereafter become entitled to receive on account of the Pledged Shares. If the Pledgor receives additional property of such nature, he shall immediately deliver such property to the Secured Party to be held by pursuant to the terms of this Agreement.

(c)    The Pledgor grants a further security interest to the Secured Party in the proceeds or products of any sale or other disposition of the Pledged Shares.

2.    Representations and Warranties. To induce the Secured Party to enter into this Agreement, the Pledgor represents and warrants as follows:

(a)    The Pledgor has full power and authority to enter into and perform this Agreement and this Agreement has been duly entered into and delivered and constitutes a legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms.

(b)    The Pledgor has good title to the Pledged Shares, and the Pledged Shares are not subject to any lien, charge, pledge, encumbrance, claim or security interest other than those granted pursuant to this Agreement.

(c)    The Pledgor has not entered into any stock restriction or purchase agreement with respect to the Pledged Shares which would in any way restrict the sale, pledge or other transfer of the Pledged Shares or of any interest in or to the Pledged Shares hereunder other than a Stockholder Agreement in favor of SITEL Worldwide Corporation dated August 15, 2000, as amended to date.

3.    Duration of Security Interest. The Secured Party, and its successors and assigns, shall hold the security interest created hereby pursuant to the terms of this Agreement, and this security interest shall continue until the Secured Obligations are paid in full.

4.    Maintaining Freedom from Liens. The Pledgor shall keep the Pledged Shares free and clear of liens and shall pay all amounts, including taxes, assessments or charges, which might result in a lien against the Pledged Shares if left unpaid, unless the Pledgor at its own expense are contesting such amount in good faith by an appropriate proceeding timely instituted which shall operate to prevent the collection or satisfaction of the lien or amount so contested. If the Pledgor fails to pay such amounts and is not contesting the validity or amount thereof in accordance with the immediately preceding sentence, the Secured Party may, but is not obligated to, pay such amounts, and such payment shall be conclusive evidence of the legality or validity thereof. The Pledgor shall promptly reimburse Secured Party for any such payments, and until reimbursement, such payments shall be a part of Secured Obligations.

5.    Certain Rights Respecting Pledged Shares.

(a)    The Pledgor shall continue to be the owner of the Pledged Shares so long as no Event of Default (as defined below) under Secured Obligations or this Agreement has occurred and is continuing and may collect and retain all distributions now or hereafter payable on or on account of the Pledged Shares, and, so long as no Event of Default has occurred may exercise their voting rights with respect to the Pledged Shares.

(b)    The Pledgor shall not sell, transfer or encumber, or attempt to sell, transfer or encumber, the Pledged Shares, or any part thereof or interest therein, without the prior express written consent of the Secured Party. Any such consent of the Secured Party shall not constitute the release by the Secured Party of its interest in the Pledged Shares, and any such sale, transfer or encumbrance consented to shall be so sold, transferred, or encumbered subject to the security interest of the Secured Party.

(c)    The Secured Party at its option upon the occurrence of any Event of Default and so long as such Event of Default exists may exercise all voting rights and privileges whatsoever with respect to the Pledged Shares, including, without limitation, the right to receive distributions. To that end, the Pledgor hereby grants the Secured Party a proxy and appoints Secured Party as its attorney-in-fact for all purposes of voting the Pledged Shares at any annual regular or special meeting of SITEL Worldwide Corporation and this appointment shall be deemed coupled with an interest and is and shall be irrevocable until all of the Secured Obligations have been fully paid and terminated, and all persons whatsoever shall be conclusively entitled to rely upon oral or written certification of the Secured Party that it is entitled to vote the Pledged Shares hereunder. The Pledgor shall execute and deliver to the Secured Party any additional proxies and powers of attorney that the Secured Party may desire in its own names. The Secured Party acknowledges that it will not exercise any rights granted pursuant to this paragraph 5(c) unless an Event of Default has occurred and only so long as the Event of Default continues to exist.

6.    Events of Default. At the option of Secured Party, the happening of any of the following events shall constitute a default under this Agreement (each an “Event of Default”):

(a)    An Event of Default under the Note;

(b)    The creation of any lien in the Pledged Shares, without the prior written consent of the Secured Party; or

(c)    The sale or transfer of the Pledged Shares, or any part thereof or interest therein, without the prior written consent of the Secured Party.

7.    Remedies.

(a)    Upon the occurrence of any Event of Default, the Secured Party may at its option declare that part of the Pledged Shares, as is necessary to remedy the default, to be immediately due and payable, and, in addition to exercising all other rights or remedies, proceed to exercise with respect to the Pledged Shares all rights, options and remedies of a secured party upon default as provided for under the Uniform Commercial Code as then adopted in the state of Tennessee.

(b)    The rights of Secured Party upon the occurrence of an Event of Default shall include, without limitation, the following:

(i)    The right to sell the Pledged Shares at public or private sale in one or more lots. Secured Party shall be entitled to apply the proceeds of any such sale to the satisfaction of the Secured Obligations and to expenses incurred in realizing upon the Pledged Shares in accordance with the Uniform Commercial Code; and

(ii)    The right to recover the reasonable expenses of preparing for sale and selling the Pledged Shares and other like expenses, together with court costs and reasonable attorneys, fees incurred; and

(iii)    The right to proceed by appropriate legal process at law or in equity to enforce any provision of this Agreement or in aid of the execution of any power of sale, or for foreclosure of the security interest of the Secured Party, or for the sale of the Pledged Shares under the judgment or decree of any court; and

(iv)    The right to transfer the Pledged Shares into the name of Secured Party to facilitate its exercise of other rights or remedies with respect to them.

8.    Exercise of Remedies. The rights and remedies of the Secured Party shall be deemed to be cumulative, and any exercise of any right or remedy shall not be deemed to be an election of that right or remedy to the exclusion of any other right or remedy. Notwithstanding the foregoing, the Secured Party shall be entitled to recover by the cumulative exercise of all remedies no more than the sum of (a) the Secured Obligations remaining outstanding at the time of the exercise of remedies, plus (b) the costs, fees and expenses that the Secured Party is otherwise entitled to recover.

9.    Return of Collateral. Subject to the terms of this Agreement, the Secured Party shall deliver the Pledged Shares, or any part remaining thereof, to the Pledgor upon the payment in full of the Secured Obligations.

10.    Further Assurances. The Pledgor shall sign such other documents or instruments, and take such other actions, as the Secured Party may request to more fully create and maintain, or to verify, ratify or perfect the security interest intended to be created in this Agreement.

11.    Miscellaneous.

(a)    Waiver. Failure by the Secured Party to exercise any right shall not be deemed a waiver of that right, and any single or partial exercise of any right shall not preclude the further exercise of that right. Every right of the Secured Party shall continue in full force and effect until such right is specifically waived in writing signed by Secured Party.

(b)    Severability. If any part, term or provision of this Agreement is held by any court to be prohibited by any law applicable to this Agreement, the rights and obligations of the parties shall be construed and enforced to the greatest extent allowed by law, or if such part, term or provision is totally unenforceable, as if this Agreement did not contain that particular part, term or provision.

(c)    Headings. The headings in this Agreement have been included for ease of reference only, and shall not be considered in the construction or interpretation of this Agreement.

(d)    Benefit. This Agreement shall inure to the benefit of the Secured Party and the Pledgor and their successors and assigns.

(e)    Governing Law. To the extent allowed under the Uniform Commercial Code, this Agreement shall in all respects be governed by and construed in accordance with the laws of the state of Tennessee, without regard to or application of its conflicts of law rules.

(f)    Entire Agreement. This Agreement along with the Purchase Agreements and other documentation relating to the Secured Obligations constitute the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior understandings with respect to the subject matter hereof, whether written or oral. No change, modification, addition or termination of this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought.

(g)    Assignment. The Secured Party may assign its rights under this Agreement to its affiliated companies. Any assignor of the Pledged Shares shall take such Pledged Shares subject to the terms of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the Pledgor and Secured Party have signed this Agreement as of the date first above written.

PLEDGOR:

                        ___/s/ David Garner_______________________
David Garner

SECURED PARTY:

SITEL OPERATING CORPORATION

By__/s/ Patrick Tolbert_____________________

Title: Chief Financial Officer and Chief Operating Officer

EXHIBIT A

Description of Pledged Shares

Cert. No.        No. and Type of Shares

A-697            750,000 shares of Class A Common Stock (restricted)
A-693            186,011 shares of Class A Common Stock
A-660            43,407 shares of Class A Common Stock (restricted)
A-294            869,565 shares of Class A Common Stock
A-765            164,472 shares of Class A Common Stock
A-770            28,409 shares of Class A Common Stock
PB-34            33.395 shares of Series B Preferred Stock
PB-17            300 shares of Series B Preferred Stock

ASSIGNMENT SEPARATE FROM CERTIFICATE

For Value Received,         the undersigned

hereby sells, assigns and transfers unto

THREE HUNDRED THIRTY-THREE AND 395/1000 (333.395) Shares of the     Series B

Preferred    Capital Stock of     SITEL Worldwide Corporation

standing in         his         name on the books of said         corporation

represented by Certificate Nos. PB-17 and PB-34 herewith and do hereby irrevocably appoint attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

David Garner

ASSIGNMENT SEPARATE FROM CERTIFICATE

For Value Received,         the undersigned

hereby sells, assigns and transfers unto

( ) Shares of the     Class A Common                Capital Stock of

SITEL Worldwide Corporation

standing in         his         name on the books of said    corporation

represented by Certificate Nos. herewith and do hereby irrevocably appoint attorney to transfer the said stock on the books of the within named

Corporation with full power of substitution in the premises.

Dated

David Garner